Exhibit 1.01

[Brooke Stationery]

Date

Chapman Securities, Inc.
c/o Robert C. Gibb
Senior Vice President
800 E. 1st Street, Suite 400
Wichita, KS 67202

Ladies and Gentlemen:

        The undersigned, Brooke Corporation, a Kansas corporation, (the "Company") hereby engages Chapman Securities, Inc. (the "Placement Agent"), as the sole and exclusive selling agent of the Company in connection with the proposed offering of certain of its Unsecured Subordinated Series A and Series B Debentures to the public (the "Offering") as follows:

          1.    Introductory.    The Company engages the Placement Agent as the sole and exclusive selling agent of the Company (subject to Placement Agent's right to engage others as described herein) for the purpose of finding subscribers for up to $5,000,000 in aggregate principal amount of its Unsecured Subordinated Series A and Series B Debentures (the "Debentures") under the terms and conditions described in the Prospectus referred to below and a subordinated indenture dated                        , 2002 by and between the Company and Wells Fargo Bank Minnesota, N.A.            (the "Indenture"). The Debentures will be sold on a best efforts basis at their face value, $1,000 per Debenture, in the minimum amount of $5,000 per investor. The Debentures are more fully described in the Prospectus referred to below. The Placement Agent will commence selling the Debentures on the date ("Effective Date") the Registration Statement (as defined in Section 2(a) below) becomes effective with the Commission (as defined in Section 2(a) below) in accordance with Section 3 below. The Placement Agent reserves the right to engage one or more additional broker-dealers, who are NASD members, to assist in the distribution of the Debentures.

          2.    Representations and Warranties of the Company.    The Company represents and warrants to, and agrees with, the Placement Agent that:

            (a)  The Company has filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a registration statement, and may have filed one or more amendments thereto, on Form SB-2 (Registration No. 333.-), including in such registration statement and each such amendment a prospectus (a "Prospectus"), for the registration of the $5,000,000 in Debentures. As used in this Agreement, the term "Registration Statement" means such registration statement, as amended, and on file with the Commission on the Effective Date (including the prospectus, financial statements, exhibits, and all other documents filed as a part thereof).

            (b)  As of the Effective Date:

              (i)    the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) contain all statements which are required to be stated therein in accordance with the Act and the Regulations and comply as to form with the Act and the Regulations,

              (ii)  the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that no representation or warranty is made in this Section 2(b) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company as stated in Section 12(c) with respect to the Placement Agent by the Placement Agent expressly for inclusion in the Prospectus, the Registration Statement or any amendment or supplement thereto.

            (c)  Neither the Commission nor the "blue sky" or securities authority of any jurisdiction has issued an order (a "Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of any of the Debentures, nor has any of such authority instituted or threatened to institute any proceedings with respect to a Stop Order.

            (d)  All contracts, agreements, instruments, leases or licenses required to be described in the Registration Statement or the Prospectus have been properly described therein. All contracts, agreements, instruments, leases or licenses required to be filed as exhibits to the Registration Statement have been filed with the Commission as an exhibit to the Registration Statement.

            (e)  The Company has no subsidiaries (as defined in the rules and regulations promulgated under the Act (the "Regulations")) except as specifically described in the Registration Statement or the Prospectus or listed in the Company's Form 10-SB, as amended, previously filed with the Commission.

            (f)    The Company is a corporation duly organized, validly existing, and in good standing under the laws of Kansas. All of its active subsidiaries are listed in the Prospectus and each such subsidiary is duly organized, validly existing, and in good standing under the laws of its state of organization. The Company and each of its subsidiaries has full power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in the manner described in the Prospectus, except where the failure does not have a material adverse effect on any of the operations, business, properties or assets of the Company. The Company and its subsidiaries are duly qualified to do business and are in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary or advisable, except where the failure to be so qualified does not have a material adverse effect on any of the operations, business, properties or assets of the Company.

            (g)  As of the Effective Date, the authorized capital stock of the Company consists of 9,500,000 shares of Common Stock; 763,123 of which are outstanding and                         Common stock options have been granted to employees and directors of the Company or its subsidiaries. As of the Effective Date, there are no other outstanding options to purchase securities of the Company or its subsidiaries. The Company has authorized: 1,000 shares of Convertible Preferred Stock, 781 of which are outstanding; 100,000 shares of 2002 Convertible Preferred Stock (which are callable, convertible and subordinated preferred stock, paying cumulative dividends at a rate of 10% per annum), 48,847 of which are outstanding (51,153 shares have been converted into Common Stock and is included in the common stock noted above); 10,000 shares of 2002A Convertible Preferred Stock (which are callable, convertible and subordinated preferred stock, paying cumulative dividends at a rate of 10% per annum, 820 of which are outstanding (9,180 shares have been converted to common and is included in the common stock noted above); 34,153 shares of 2002B Convertible Preferred Stock (which are callable, convertible and subordinated preferred stock, paying cumulative dividends at a rate of 9% per annum), 24,331 shares of which are outstanding (9,822 has been converted to Common Stock and is included in the common stock noted above); and 354,625 shares of Undesignated Preferred Stock, none of which are outstanding. As of the Effective Date, there are no options outstanding to purchase any shares of Preferred Stock.

            As of the Effective Date, there are outstanding bonds of Brooke Credit Corporation, a wholly owned subsidiary of Brooke, in the total principal amount of $5,430,000. These bonds have been issued in six series: Bond Series 1997A, 1997B, 1997C, 1997D, 1998 E and 2000F, in the initial outstanding principal amount of $165,000, $155,000, $365,000, $595,000, $820,000 and $5,120,000 respectively. There are no outstanding bonds of Brooke Corporation.

            Each outstanding share of Common Stock is duly authorized, validly issued, fully paid and nonassessable, without any personal liability attaching to the ownership thereof. None of the shares of Common Stock has been issued and none is owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for, capital stock of the Company, except as is described in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company except as described in the Prospectus. There is outstanding no indebtedness of the Company except as described in the Prospectus.

            (h)  The financial statements of the Company included in the Registration Statement and the Prospectus fairly present the financial position, the results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with generally accepted accounting principles (except to the extent that certain footnote disclosures regarding any interim period may have been omitted in accordance with the applicable rules of the Commission under the Securities Exchange Act of 1934 (the "Exchange Act")) consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of the Company. The accountants whose report on the audited financial statements is filed with the Commission as a part of the Registration Statement are, and during the periods covered by their report(s) included in the Registration Statement and the Prospectus, were independent certified public accountants within the meaning of the Act and the Regulations. No other financial statements are required by Form SB-2 or otherwise to be included in the Registration Statement or the Prospectus. There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company from the latest information set forth in the Registration Statement or the Prospectus, except as may be properly described in the Prospectus.

            (i)    There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor) with respect to the Company or its subsidiaries, or any of their respective operations, businesses, properties, assets, liabilities or future prospects, except as may be described in the Prospectus or such as individually or in the aggregate do not now have and cannot be expected in the future to have a material adverse effect upon the operations, business, properties or assets of the Company. The Company, and each of its subsidiaries, is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment or decree except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, assets, liabilities or future prospects, of the Company or any of its subsidiaries; nor must the

    Company or any of its subsidiaries take any action in order to avoid any such violation or default.

            (j)    The Company has good title to all properties and assets which the Prospectus indicates are owned by it, free and clear of all liens, claims, security interests, pledges, charges, encumbrances and mortgages (except as may be described in the Prospectus).

            (k)  The Company, and each of its subsidiaries, is not, nor, to the best knowledge of the Company, is any other party, in violation or breach of, or in default with respect to, any material provision of any contract, agreement, instrument, lease, license, arrangement or understanding which is material to the Company, and each such contract, agreement, instrument, lease, license, arrangement and understanding is in full force and is the legal, valid, and binding obligation of the Company. The Company has no actual knowledge that any party to any such contract, agreement, instrument, lease, license, arrangement or understanding which is material to the Company has any intention of canceling, not renewing or not performing with respect thereto. The Company, and each of its subsidiaries, enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. The Company, an each of its subsidiaries, is not in violation or breach of, or in default with respect to, any term of its articles of incorporation (or other charter document) or by-laws, except where such violation, breach or default does not have a material adverse effect on any of the operations, business, properties or assets of the Company.

            (l)    All patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, and other intangible properties and assets (all of the foregoing being herein called "Intellectual Property") that the Company owns or has pending, or under which it is licensed, are in good standing and, to the Company's knowledge, uncontested. The Company has applied for registration in the U.S. Patent Office for the following trademarks used by the Company or its subsidiaries: "The American Insurance Agency." There is no Intellectual Property necessary to the conduct of the Company's operations, or planned operations in any material aspect, other than as described in the Prospectus. The Company, and each of its subsidiaries, has not infringed, is not infringing, nor has received notice of infringement with respect to asserted Intellectual Property of others. To the knowledge of the Company, there is no infringement by others of Intellectual Property of the Company.

            (m)  Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee, or other person associated with or acting on behalf of the Company has, directly or indirectly, used any Company funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

            (n)  The Company has all requisite corporate power and authority to execute, deliver, and perform its obligations under this Agreement upon its execution. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms.

            (o)  No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company or any of its subsidiaries is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of this

    Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of the Company or any of its subsidiaries or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company, or any of its subsidiaries, to which any of its operations, businesses, properties, or assets are subject.

            (p)  The Debentures have been validly authorized and, when issued and delivered in accordance with Indenture, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof.

            (q)  The Debentures conform in all material respects to the description thereof contained in the Registration Statement or the Prospectus.

            (r)  Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be described in the Prospectus, the Company, and each of its subsidiaries, has not (i) issued any Debentures or incurred any liability or obligation, primary or contingent, for borrowed money, (ii) entered into any transaction not in the ordinary course of business, or (iii) declared or paid any dividend on its capital stock.

            (s)  No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement.

            (t)    Except as may be set forth in the Prospectus, the Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

            (u)  Except as contemplated herein or as may have been waived, no person or entity has any right of first refusal, preemptive right, right to any compensation, or other similar right or option, in connection with the offering or this Agreement, or any of the transactions contemplated hereby or thereby.

            (v)  No officer, director, employee or stockholder of the Company is affiliated with any NASD member except as described to the Placement Agent in writing.

          3.    Offering.    The Placement Agent agrees to make a best efforts public offering of the Debentures as soon, on or after the Effective Date of the Registration Statement, as the Placement Agent deems it advisable so to do. The Debentures are to be initially offered to the public at the initial public offering price as provided for in the Prospectus (such price being herein called the "public offering price"). The offering will continue from the Effective Date until such date as the Company and the Placement Agent shall agree or the earliest of (a)                         , 2003 and (b) the date on which all of the Debentures have been sold (the "Offering Period").

          4.    Covenants of the Company.    The Company covenants that it will:

            (a)  Use its best efforts to cause the Registration Statement to become effective as promptly as possible. The Company will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Placement Agent of such timely filing.

            (b)  Notify the Placement Agent immediately by telephone, and confirm such notice in writing:

                (i)  when the Registration Statement and any post-effective amendment thereto become effective,

              (ii)  of the receipt of any comments from the Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, and

              (iii)  of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible.

            (c)  During the time when a prospectus relating to the Debentures is required to be delivered hereunder or under the Act or the Regulations, comply so far as it is able with all requirements imposed upon it by the Act and the Regulations, as now existing and as hereafter amended. If, at any time when a prospectus relating to the Debentures is required to be delivered, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Placement Agent, the Registration Statement or the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of either of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Regulations, the Company will immediately notify the Placement Agent and promptly prepare and file with the Commission an appropriate amendment or supplement. The amendment or supplement shall be in form and substance satisfactory to the Placement Agent and shall correct such statement or omission. The Company will use its best efforts to have any such amendment or supplement declared effective as soon as possible.

            (d)  Deliver without charge to the Placement Agent such number of copies of each Prospectus as may reasonably be requested by the Placement Agent and, as soon as the Registration Statement, or any amendment thereto, becomes effective or a supplement is filed, deliver without charge to the Placement Agent two signed copies of the Registration Statement, including exhibits, or such amendment thereto, as the case may be, and two copies of any supplement thereto, and deliver without charge to the Placement Agent such number of copies of the Prospectus, the Registration Statement, and amendments and supplements thereto, if any, without exhibits, as the Placement Agent may reasonably request.

            (e)  Endeavor in good faith, in cooperation with the Placement Agent, at or prior to the time the Registration Statement becomes effective, to qualify the Debentures for offering and sale under the "blue sky" or Securities laws of such jurisdictions as the Placement Agent may designate. In each jurisdiction where such qualification shall be effected, the Company will, unless the Placement Agent agrees in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction and will keep all filings current.

            (f)    Use its best efforts to keep the Prospectus and the Registration Statement current and effective by filing post-effective amendments, as necessary, during the Offering Period.

            (g)  Make generally available (within the meaning of Section 11(a) of the Act and the Regulations) to its security holders as soon as practicable, but not later than sixteen

    (16) months after the Effective Date, an earnings statement covering a period of at least twelve months beginning after the Effective Date. The earnings statement need not be certified by independent certified public accountants unless required by the Act or the Regulations, but shall satisfy the provisions of Section 11(a) of the Act and the Regulations.

            (h)  For a period of five years after the Effective Date, furnish the Placement Agent, without charge, the following:

              (i)    Within ninety (90) days after the end of each fiscal year, financial statements certified by the independent certified public accountants for the Company, including a balance sheet, statement of income, and statement of cash flows of the Company and its then existing subsidiaries, with supporting schedules, prepared in accordance with generally accepted accounting principles, consistently applied, as at the end of such fiscal year and for the 12 months then ended, which may be on a consolidated basis;

              (ii)  as soon as practicable after they have been sent to stockholders of the Company or filed with the Commission, three copies of each annual and interim financial and other report or communication sent by the Company to its stockholders or filed with the Commission;

              (iii)  as soon as practicable, a copy of every press release and every material news item and article in respect of the Company or its affairs which was released by the Company; and

              (iv)  such additional documents and information with respect to the Company and its affairs and the affairs of any of its subsidiaries as the Placement Agent may from time to time reasonably request.

            (i)    Apply the net proceeds received by it from the offering in the manner set forth under "Use of Proceeds" in the Prospectus.

            (j)    Furnish to the Placement Agent as early as practicable prior to the Effective Date, but no less than two full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company and its consolidated subsidiaries which have been reviewed by the Company's independent certified public accountants.

            (k)  File no amendment or supplement to the Registration Statement or Prospectus at any time, whether before or after the Effective Date of the Registration Statement, unless such filing shall comply with the Act and the Regulations and unless the Placement Agent shall previously have been advised of such filing and furnished with a copy thereof, and unless the Company shall have been advised by its counsel that such filing is required by the Act, the Placement Agent shall have approved such filing in writing.

            (l)    Comply with all registration, filing, and reporting requirements of the Exchange Act which may from time to time be applicable to the Company.

            (m)  Comply with all provisions of all undertakings contained in the Registration Statement.

            (n)  Take all actions necessary to clear all Commission comments relating to the Company's filing of Form 10-SB to register the Common Stock pursuant to Section 12(g) under the Exchange Act.

            (o)  Until five years after the Effective Date, retain a transfer agent acceptable to the Placement Agent.

          5.    Covenants of the Placement Agent.    The Placement Agent covenants and agrees:

            (a)  To use its best efforts to preserve the confidentiality of any proprietary or not publicly available information or data provided to the Placement Agent by the Company.

            (b)  To fully disclose to those parties that the Placement Agent contacts on the Company's behalf the capacity in which the Placement Agent is contacting them.

            (c)  That it has been informed of the jurisdictions in which the Company has been advised by counsel acceptable to the Placement Agent that the Debentures have been qualified or registered for sale or are exempt under the respective securities or "blue sky" laws of such jurisdictions; but the Company has not assumed, nor will they assume, any obligation or responsibility concerning the Placement Agent's right to act as broker with respect to the Debentures in any such jurisdiction. No offer to sell, solicitation of an offer to buy, or sale of Debentures in a state or other jurisdiction shall be made by the Placement Agent until the Company has notified the Placement Agent that the Debentures have been so registered or qualified or are exempt from registration or qualification with the Securities authority in such state or other jurisdiction.

            (d)  That it is a broker-dealer properly registered or licensed under applicable federal securities laws and regulations and under the securities laws and regulations of the states in which the Debentures will be offered or sold by it and it shall maintain such registration and/or license in full force and effect at all times hereunder.

            (e)  That it will comply with the applicable requirements of the Act (including the delivery of a Prospectus to each prospective subscriber as required by the Act) and the Exchange Act. It is a member of the National Association of Securities Dealers, Inc., and is registered as a broker-dealer under the 1934 Act and under the Securities laws of the states in which the Debentures will be offered or sold by you. It is not subject to any order or regulation which in any way relates to any violation of law and it is not committed any act or is subject to any state of fact described in the "bad boy" provisions of any state "blue sky law."

            (f)    That neither it nor any person acting on its behalf will give any information or make any representations relating to the Company or the Offering, other than those contained in the Prospectus and it is not authorized to act as agent for the Company for any purpose other than as expressly set forth herein.

            (g)  That it will cause any broker-dealer engaged by it to assist in the distribution of the Debentures to enter into an agreement whereby such broker-dealer agrees and covenants substantially to the effect of paragraphs 5(c) through (f) above.

          6.    Representations and Warranties of the Placement Agent.    The Placement Agent represents and warrants:

            (a)  All necessary corporate proceedings of Placement Agent have been duly taken to authorize the execution, delivery, and performance of this Agreement by Placement Agent. This Agreement has been duly authorized, executed, and delivered by Placement Agent, is the legal, valid, and binding obligation of Placement Agent, and is enforceable as to Placement Agent in accordance with its terms.

            (b)  No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal (other than the Securities Exchange Commission and the National Association of Securities Dealers), is required by Placement Agent for the execution, delivery, or performance by the Placement Agent of this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which Placement Agent, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of this Agreement; and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of Placement Agent or any of its subsidiaries or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Placement Agent to which any of its operations, businesses, properties, or assets are subject.

            (c)  It is a corporation duly organized and validly existing under the laws of the state of its incorporation; is duly authorized to execute this Agreement and to perform duties hereunder, and execution and delivery of this Agreement and consummation of the transactions herein contemplated will not result in any violation of, or be in conflict with, or constitute a default under, any agreement or instrument to which the Placement Agent is a party or by which the Placement Agent or its properties are bound, or any judgment, decree, order or, to its knowledge, any statute, rule, or regulation applicable to Placement Agent.

            (d)  It shall make no representations concerning the Offering, except as set forth in the Prospectus.

          7.    Compensation and Payment of Expenses.

            (a)  As compensation for the Placement Agent's services, the Company (in accordance with the terms of the Prospectus) shall pay and/or deliver to the Placement Agent (i) a two percent (2%) commission for all Debentures sold pursuant to this Agreement and (ii) a fee equal to 5% ("Sales Fee") of the face amount of the notes sold in the offering as compensation for the sales efforts of registered general securities representatives associated with the Placement Agent, some of whom will be representatives who are currently associated with the Company.

            (b)  The Company hereby agrees to pay all expenses (including fees of counsel for the Placement Agent) in connection with:

              (i)    the preparation, printing, filing, distribution, and mailing of the Registration Statement and the Prospectus and the printing, filing, distribution, and mailing of this Agreement, any investment agreements, any blue sky surveys, and if appropriate, any power of attorney, and related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus and any amendments or supplements thereto supplied to the Placement Agent in quantities as hereinabove stated,

              (ii)  the issuance, sale, transfer, and delivery of the Debentures, including any transfer or other taxes payable thereon,

              (iii)  the qualification of the Debentures under state or foreign "blue sky" or Securities laws, including the costs of printing and mailing the preliminary and final blue sky survey and the fees of counsel for the Placement Agent and the disbursements in connection therewith,

              (iv)  the filing fees payable to the Commission, the NASD, and the jurisdictions in which such qualification is sought,

              (v)  the reasonable fees and disbursements of the Placement Agent relating to any filings with the NASD, the OTC Bulletin Board or national exchange,

              (vi)   the fees and expenses of the Company's transfer agent and registrar, if any, and

              (vii) the fees and expenses of the Company's legal counsel and accountants.

          8.    Closing Procedures.

            (a)  There shall be established an Initial Closing Date, which shall be determined by the Placement Agent and the Company on or after the Effective Date. The Initial Closing will occur through The Depository Trust Company and the Placement Agent's clearing firm. There shall be set two subsequent Closing Dates, established by the Placement Agent and the Company in each of the two months following the Initial Closing Date. Any date upon which a closing shall occur is referred to in this Agreement as a "Closing Date." Each of the three referenced Closing Dates will be for an amount of Debentures as determined by the Placement Agent, based primarily on current sales. Each Closing Date will be for the two maturities of Debentures, referenced by their maturity date and by a dating date using the first day of the month in which each Closing Date occurs. Each maturity of Debentures for each of the three Closing Dates will carry its own CUSIP identification number which will result in a total of six (6) individual CUSIP numbers being established. Each Closing Date will be on a business day. As used herein, business day shall mean any day other than Saturday, Sunday, or other day on which commercial banks in Kansas City, Missouri are authorized or permitted to close.

            (b)  On each Closing Date, the Placement Agent shall wire funds received from the sales proceeds of the Debentures to the Trustee, less the Sales Fee and Commission due to Placement Agent from the sale of the Debentures. All purchases of the Debentures will be settled through the Placement Agent's normal clearing operations. Appropriate account information as required by the Placement Agent's clearing firm and regulatory agencies will be established and maintained according to Placement Agent's normal account processes. A copy of the final Prospectus will be delivered to each purchaser of the Debentures prior to each such purchaser's respective Closing Date. Upon instruction of the Company, the Trustee will distribute funds for expenses of the offering and remit the remainder of the proceeds of the offering to the Company. Placement Agent reserves the right to purchase Debentures on each Closing Date in excess of the amount actually sold for its own inventory.

          9.    Conditions of Placement Agent's Obligations.    The obligations of the Placement Agent to cause the placement of the Debentures, as provided herein, shall be subject, in its reasonable discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Placement Agent, as of the date hereof and as of each Closing Date to the performance by the Company of its obligations hereunder, and to the following conditions:

            (a)  The Placement Agent shall have received the favorable opinion of Kutak, Rock LLP, counsel for the Company (which opinion may be given in reliance, in part, upon the written opinion of the Company's corporate counsel), dated the date of each Closing Date, addressed to the Placement Agent, with such number of reproduced copies or signed counterparts thereof for the Placement Agent as shall be satisfactory to the Placement Agent, to the effect that:

                (i)  The Company and each of its subsidiaries listed in the Prospectus has been duly incorporated and, on the Effective date, is a validly existing corporation in good standing under the laws of its State of organization. The Company has authorized and issued capital stock as set forth in the Registration Statement, and the shares of the Company shown in the Registration Statement to be issued and outstanding have been duly and validly issued and are outstanding;

              (ii)  The Company and each of its subsidiaries listed in the Prospectus is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration and qualification, except where the failure so to register and qualify does not have material adverse effect on the financial condition of the Company.

              (iii)  The Debentures conform in all material respects to the description of the Debentures contained in the Registration Statement and the Prospectus, subject to the qualifications set forth in those documents, and the holders of the Debentures shall be entitled to the rights and preferences set forth in the certificates for the Debentures and the Indenture;

              (iv)  The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, subject to the Placement Agent obtaining the approval of the National Association of Securities Dealers, Inc. to the compensation and other arrangements set forth therein, except to the extent that the rights to indemnification thereunder may be limited by federal or state securities laws and policies embodied therein, or to the extent that such obligations are subject to or affected or limited by:

                (a)  applicable liquidation, conservatorship, bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws affecting creditors' rights or in the collection of debtors obligations generally from time to time in effect or

                (b)  general principles of equity (whether enforceability is considered in a proceeding in equity or at law), including the qualification that the availability of the remedy of specific performance or injunctive relief or other equitable remedies is subject to the discretion of the court before which any such preceding therefor may be brought and including standards of good faith, fair dealing and reasonableness that may be applied by a court to the exercise or certain rights and remedies;

                v)  The Registration Statement and the Prospectus comply as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission under the Act (except that no opinion need be expressed as to financial statements and financial data). In addition, Kutak Rock shall state, or counsel shall advise the Placement Agent by separate letter, that, although such counsel has not passed upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as expressly provided herein), from the facts within its actual knowledge, nothing has come to such counsel's attention that would cause counsel to believe that either the Registration Statement or the Prospectus at the time such Registration Statement becomes effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein in order to make the statements stated therein not misleading; and that all contracts that are required to be filed as exhibits to the Registration Statement have been filed as exhibits to the Registration Statement, the description of such contracts is correct in all material respects, and counsel does not know of any contracts required to be summarized or disclosed or filed that have not been summarized or disclosed or filed; and

              vi)  That counsel has no knowledge or information concerning pending or threatened litigation or any unasserted claim or assessment by any third party, or parties, against the

      Company that is not disclosed in the Registration Statement, and that is required to be disclosed in the Registration Statement.

            (b)  As of each Closing Date, the Placement Agent shall have received a certificate of the chief executive officer and of the chief financial officer of the Company, dated the Closing Date to the effect that the representations and warranties of the Company contained herein were and are accurate, and that as of the Closing Date, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed.

            (c)  At the time this Agreement is executed the Placement Agent shall have received a letter from Summers, Spencer & Cavanaugh, CPAs, Chartered, certified public accountants, dated each Closing Date, and addressed to the Placement Agent confirming that they are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations, and stating in effect that, with respect to the Company:

              (i)    in their opinion, the consolidated financial statements as of December 31, 2001 and 2000, and for each of the years in the three year period ended December 31, 2001 and the related financial statement schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or

              (ii)  on the basis of procedures (but not an audit in accordance with generally accepted accounting standards) specified by the AICPA for a review of interim financial information, including a reading of the latest available interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the Board of Directors of the Company and of the Audit Committees of the Board of Directors of the Company since January 1, 2002, inquiries of certain officials of the Company responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the unaudited interim consolidated financial information included or incorporated by reference in the Prospectus, if any, do not comply as to form in all material respects with applicable accounting requirements of the 1933 Act, or are not presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included in the Prospectus.

            At each Closing Date, the Placement Agent shall have received from the accountants a letter, in form and substance satisfactory to the Placement Agent and dated as of the Closing Date, reaffirming the statements made in the above-referenced letter, except that the inquiries specified above shall be made based upon the latest available unaudited interim (or audited if available) consolidated financial statements and the specified date referred to shall be a date not more than five days prior to the Closing Date.

            (d)  All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Debentures shall be satisfactory in form and substance to the Placement Agent and to counsel for the Placement Agent, and the Placement Agent shall have received from such counsel for the Placement Agent a favorable opinion, dated as of each Closing Date with respect to such of the matters set forth under Section 9(b), and with respect to such other related matters, as the Placement Agent may reasonably request.

            (e)  The NASD, upon review of the terms of the public offering of the Debentures, shall not have objected to the Placement Agent's participation in such offering.

            (f)    Prior to or on each Closing Date, the Company shall have provided to the Placement Agent such additional certificates or documents that the Placement Agent reasonably requests as to the accuracy, as to the representation and warranties of the Company and as to the performance of the Company or its obligations hereby.

            (g)  Any certificate or other document signed by any officer of the Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation and warranty by such officer individually and by the Company hereunder to the Placement Agent as to the statements made therein. If any condition to the Placement Agent's obligations hereunder to be fulfilled prior to or at any Closing Date is not so fulfilled, the Placement Agent may terminate this Agreement or, if the Placement Agent so elects, in writing, waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

          10.  Indemnification and Contribution.

            (a)  The Company agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, any sales material (or any amendment or supplement to any of the foregoing) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to the Placement Agent furnished in writing to the Company by or on behalf of the Placement Agent expressly for use in connection therewith; provided, however, that the foregoing indemnity with respect to the Registration Statement, the Prospectus (or any amendment or supplement to any of the foregoing) shall not inure to the benefit of any Placement Agent if it is shown that a copy of the Prospectus, as then amended or supplemented, which would have cured any defect giving rise to such loss, claim, damage, liability or expense was not sent or delivered to such person by or on behalf of the Placement Agent, if required by law to be so delivered, at or prior to the confirmation of the sale of such Debentures to such person and such Prospectus, amendments and supplements had been provided by the Company to the Placement Agent in the requisite quantity and on a timely basis to permit proper delivery. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

            (b)  If any action, suit or proceeding shall be brought against the Placement Agent or any person controlling the Placement Agent in respect of which indemnity may be sought against the Company, the Placement Agent or such controlling person shall promptly notify the Company and the Company shall assume the defense thereof, including the employment of counsel and the payment of all fees and expenses. The Placement Agent or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Placement Agent or controlling person unless (i) the Company have agreed in writing to pay such fees and expenses, (ii) the Company have failed within a reasonable time to assume the defense and employ counsel or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both the

    Placement Agent or such controlling person and the Company and the Placement Agent or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of the Placement Agent or such controlling person).

            It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to not more than one local counsel if there is any action, suit or proceeding in more than one jurisdiction) at any time the Placement Agent and controlling persons not having actual or potential differing interests. Fees and expenses shall be reimbursed promptly as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without the written consent of the Company, but if settled with such written consent or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless the Placement Agent, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, liability, damage or expense by reason of such settlement or judgment.

            (c)  Subject to the limitations set forth above and in compliance with applicable federal and state Securities laws, rules and regulations as well as in accordance with any applicable rules and regulations of the NASD and NASDAQ, the Placement Agent shall indemnify and hold harmless the Company and its affiliates from and against claims relating to any material breach by the Placement Agent of the foregoing covenants or any other agreements of the Placement Agent contained in this Agreement or resulting from the Placement Agent's gross negligence or willful misconduct, provided that the Company promptly notifies the Placement Agent of any such claim and offers the Placement Agent the opportunity to defend against or settle such claim with counsel of the Placement Agent's choice.

            The Placement Agent agrees to indemnify and hold harmless the Company, their trustees, directors, any officers of the Company who sign the Registration Statement and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only with respect to information relating to the Placement Agent furnished in writing by or on behalf of the Placement Agent through you expressly for use in the Registration Statement or the Prospectus (or any amendment or supplement to either of them). If any action, suit or proceeding shall be brought against the Company, any of their trustees, directors, any such officer or any such controlling person, based on the Registration Statement, the Prospectus (or any amendment or supplement to either of them) and in respect of which indemnity may be sought against the Placement Agent pursuant to this paragraph (c), the Placement Agent shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof the Placement Agent shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the Placement Agent's expense) and the Company, their trustees, directors, any such officer and any such controlling person shall have the rights and duties given to the Placement Agent by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Placement Agent may otherwise have.

            (d)  If the indemnification provided for in this Section 10 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses

              (i)    in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand (treated jointly for this purpose as one person) and the Placement Agent on the other hand from the offering of the Debentures or

              (ii)  if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand (treated jointly for this purpose as one person) and of the Placement Agent on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the on the one hand (treated jointly for this purpose as one person) and the Placement Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company as set forth in the table on the cover page of the Prospectus bear to the total payments received by the Placement Agent with respect to the Debentures. The relative fault of the Company on the one hand (treated jointly for this purpose as one person) and of the Placement Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand (treated jointly for this purpose as one person) or by the Placement Agent on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (e)  The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 10, the Placement Agent shall not be required to contribute any amount in excess of the amount by which the total fees and commissions received by it for the Debentures sold by it and distributed to the public exceeds the amount of any damages which the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (f)    No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability from claimants on claims that are the subject matter of such action, suit or proceeding.

            (g)  Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 10 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 10 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Placement Agent or any person controlling the Placement Agent, the Company, or their trustees, directors or officers or any person controlling the Company, (ii) acceptance of any Debentures and payment therefor hereunder and (iii) any termination of this Agreement.

        The Company, its directors, partners or officers, or any person controlling the Company shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 10.

          11.  Representations and Agreements to Survive Delivery.    All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Effective Date, and such representations, warranties, covenants, and agreements of the Placement Agent and the Company, including the indemnity and contribution agreements contained in Section 10, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 10(c), and shall survive termination of this Agreement. In addition, the provisions of Sections 7, 10, and 12 shall survive termination of this Agreement, whether such termination occurs before or after the Effective Date.

          12.  Effectiveness of This Agreement and Termination Thereof.

            (a)  This Agreement shall become effective at 9:30 A.M., Kansas City, Missouri Time, on the first full business day following the Effective Date. The Placement Agent or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 12, by giving the notice indicated in Section 12(c) before the time this Agreement becomes effective.

            (b)  In addition to the right to terminate this Agreement pursuant to this Section 12, the Placement Agent shall have the right to terminate this Agreement at any time prior to any Closing Date by giving notice to the Company if:

              (i)    any domestic or international event, act, or occurrence has materially disrupted, or in the Placement Agent's reasonable opinion will in the immediate future materially disrupt, the securities markets;

              (ii)  there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange, NASDAQ, the American Stock Exchange, the Boston Stock Exchange, or the Philadelphia Stock Exchange, or in the over-the-counter market;

              (iii)    there shall have been an outbreak of major hostilities or other national or international calamity;

              (iv)    a banking moratorium has been declared by a state or federal authority;

              (v)    a moratorium in foreign exchange trading by major international banks or persons has been declared;

              (vi)   there shall have been a material interruption in the mail service or other means of communication within the United States;

              (vii)  the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act which, whether or not such loss shall have been insured, will, in its opinion, make it inadvisable to proceed with the offering, sale, or delivery of the Debentures, as the case may be; or

              (viii) there shall have been such change in the market for securities in general or in political, financial, or economic conditions as in its judgment makes it inadvisable to proceed with the offering, sale, and delivery of the Debentures, as the case may be, on the terms contemplated by the Prospectus.

            (c)  If the Placement Agent elects to prevent this Agreement from becoming effective, as provided in this Section 12, or to terminate this Agreement pursuant to this Section 12, the Placement Agent shall notify the Company promptly by telephone or facsimile, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, as provided in this Section 12, the Company shall notify the Placement Agent promptly by telephone or facsimile, confirmed by letter.

            (d)  Anything in this Agreement notwithstanding other than Section 12(e), if this Agreement shall not become effective by reason of an election pursuant to this Section 12 or if this Agreement shall terminate or shall otherwise not be carried out within the time specified herein by reason of any failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, the sole liability of the Company to the Placement Agent, in addition to the obligations the Company assumed pursuant to Sections 7(b) and 11, will be to reimburse the Placement Agent for such out-of-pocket expenses (including the fees and disbursements of their counsel) as shall have been incurred by them in connection with this Agreement or the proposed offer, sale, and delivery of the Debentures. The Company agrees to pay promptly upon demand the full amount thereof to the Placement Agent for the account of the Placement Agent less amounts previously paid to the Placement Agent in reimbursement of such expenses.

            (e)  If at any time during the term of this Agreement, the Placement Agent should, for any reason, be disqualified or precluded from offering to the public the Debentures, then the Company shall have the option to terminate this Agreement upon three (3) days written notice to the Placement Agent, in which event this Agreement shall be void and of no further force and effect, except that the Placement Agent shall be entitled to the commissions earned and to its accountable out-of-pocket expenses prior to notice of such termination.

            (f)  Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 7, 10 and 12 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

          13.  Notices.    Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail or similar overnight delivery or courier service or delivered (in person or by facsimile or e-mail, or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address at 10895 Grandview Drive, Suite 250, Overland Park, Kansas 66210, Attention: General Counsel, with a copy to: Kutak, Rock LLP, 717 - 17th Street, Suite 2900, Denver, CO 80202-3329, Attention: Robert J. Ahrenholz, (ii) if to the Placement Agent, Chapman Securities, Inc., 800 E. 1st Street, Suite 400, Wichita, Kansas 67202, Attention: Robert C. Gibb with a copy to: Davis, Brown, Koehn, Shors & Roberts, P.C. 666 Walnut St., Suite 2500, Des Moines, Iowa, Attention: Beverly Evans, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 13. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 13 shall be deemed given at the time of receipt thereof.

          14.  Binding Agreement.    This Agreement shall inure solely to the benefit of, and shall be binding upon, the Placement Agent and the Company and the persons and entities referred to in Section 13 who are entitled to indemnification or contribution, and their respective successors, legal Placement Agent, and assigns (which shall not include any buyer, as such, of the Debentures), and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

          15.  Governing Law.    This Agreement shall be construed in accordance with the laws of the State of Kansas, without giving effect to conflict of law principles.

          16.  Consent to Jurisdiction.    The Company and Placement Agent irrevocably consent to the jurisdiction of the courts of the State of Kansas and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to, in connection with or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument.

          17.  Captions.    Paragraph captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, or extend or describe the scope of this Agreement or the intent of any provision hereof.

        If the foregoing correctly sets forth the understanding between the Placement Agent and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,
BROOKE CORPORATION
By:

Name: Robert Orr
Title: President and Chief Executive Officer Accepted as of the date first above written.
Wichita, Kansas CHAPMAN SECURITIES, INC.
By:

Robert C. Gibb